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EXHIBIT 10.14

LEASE AGREEMENT

by and between

SL INVESTMENTS V,

a California general partnership,

as LANDLORD

and

MIPS TECHNOLOGIES, INC.

a Delaware corporation,

as TENANT

for Premises located at

1225 Charleston Road,

Mountain View, California

i

17. Condemnation	19
A. Definition of Terms	19
B. Rights	19
C. Total Taking	19
D. Partial Taking	19
18. Mechanics' Lien	19
19. Inspection of the Premises	19
20. Compliance with Laws	20
21. Subordination	20
A. Priority	20
B. Subsequent Security Instruments	20
C. Documents	20
D. Tenant's Attornment	21
E. Lender	21
22. Holding Over	21
23. Notices	21
24. Attorneys' Fees	22
25. Assignment and Subletting	22
A. Landlord's Consent Required	22
A. Landlord's Consent Required	22
B. Transferee Information Required	22
26. Successors	23
28. Landlord Loan or Sale	23
29. Surrender of Lease Not Merger	24
30. Waiver	24
31. General	24
A. Captions	24
B. Definition of Landlord	24
C. Time of Essence	24
D. Severability	24
E. Joint and Several Liability	24
F. Law	24
G. Agent	24
32. Sig	25
33. Interest on Past Due Obligations	25
34. Surrender of the Premises	25
35. Authority	26
36. CC&Rs	26
37. Brokers	26

ii

38. Limitation on Landlord's Liability	26
39. Hazardous Material	27
A. Definitions	27
B. Permitted Use	27
C. Use Restriction	27
D. Indemnity	28
E. Compliance	28
F. Assignment and Subletting	28
G. Surrender	28
H. Right to Appoint Consultant	29
H. Holding Over	29
H. Provisions Survive Termination	29
H. Controlling Provisions	29
H. B. Option Period Monthly	29

iii

LEASE AGREEMENT

        1.    Parties.    This Lease, dated for reference purposes as of May 30, 2002, is made by and between SL INVESTMENTS V, LLC a Delaware limited liability company, ("Landlord"), and MIPS Technologies, Inc., a Delaware corporation ("Tenant").

        2.    Demise of Premises.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in the City of Mountain View, County of Santa Clara, State of California, described as follows: the entirety of the building consisting of approximately fifty-five thousand three hundred sixty (55,360) square feet of floor space and located at 1225 Charleston Road (the "Building"), as shown cross-hatched on the site plan (the "Site Plan") attached hereto as Exhibit "A". The Building is located on a parcel of land (the "Parcel") containing other buildings (the Building and such other buildings are hereinafter collectively referred to as the "Buildings") as shown on the Site Plan, which Parcel is described in Exhibit "B" attached hereto. In the event Landlord subdivides the Parcel in the future into two (2) or more legal parcels, the term "Parcel" shall thereafter refer to the legal parcel on which the Premises are located. Landlord and Tenant hereby agree that, for all purposes under this Lease and notwithstanding any later remeasurement of the Premises following the date hereof, the area of the Premises shall be fifty-five thousand three hundred sixty (55,360) square feet (the "Agreed Square Footage"). Landlord hereby represents and warrants to Tenant that Landlord holds fee title interest in the Building and a valid ground lease for the Parcel and has all due authority and right to lease the Premises to Tenant in accordance with the terms and provisions of this Lease.

        3.    Term.

          A.    Commencement Date.    The term of this Lease ("Lease Term") shall be for eighty-four (84) months, commencing on June 1, 2002 (the "Commencement Date") and ending on May 31, 2009, unless sooner terminated pursuant to any provision hereof. Tenant currently occupies the Premises pursuant to the terms of that certain Sub-Sublease Agreement with Silicon Graphics, Inc. dated July 1, 1998 (the "Sub-Sublease"). Tenant's occupancy of the Premises prior to the Commencement Date shall be pursuant to the terms of the Sub-Sublease and nothing contained herein shall alter or affect the rights and obligations of Tenant under the Sub-Sublease nor shall anything contained in the Sub-Sublease affect the obligations or rights of the parties hereunder.

          B.    Landlord's Work.    Following the execution of this Lease, Landlord, at its sole cost and expense, shall perform Landlord's work ("Landlord's Work") as described in, and in accordance with the schedule contained in, the Work Letter attached hereto as Exhibit "C".

          C.    Extension of Lease Term on Landlord's Delay.    The Lease Term and the six (6) month period set forth in Paragraph 4.B below in which no Monthly Installment is due (the "No-rent Period") shall be subject to extension if Landlord does not substantially complete (as such term is defined in the Work Letter) Landlord's Work by the Outside Completion Date (as such term is defined in the Work Letter). If Landlord does not substantially complete Landlord's Work by the Outside Completion Date, the Lease Term shall be extended for the number of days following the Outside Completion Date that Landlord actually substantially completes Landlord's Work and Tenant shall be entitled to an abatement of the Monthly Installments of rent for such period.

        The Lease Term and the No-rent Period shall not be extended by the number of days attributable to any Tenant Delays or Force Majeure Delays. "Tenant Delays" and "Force Majeure Delays" shall have the meanings defined in the Work Letter.

        4.    Rent.

          A.    Time of Payment.    Tenant shall pay to Landlord as rent for the Premises the sum specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing (subject to Paragraph 3.C. above) on December 1, 2002 and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

          B.    Monthly Installment.    The Monthly Installment of rent payable each month during the Lease Term shall be the following respective amounts during the following time periods:

TIME PERIOD	MONTHLY INSTALLMENT
June 1, 2002 - November 30, 2002	$0
December 1, 2002 - May 31, 2003	$67,500
June 1, 2003 - May 31, 2004	$88,576
June 1, 2004 - May 31, 2005	$94,112
June 1, 2005 - May 31, 2006	$96,880
June 1, 2006 - May 31, 2007	$99,648
June 1, 2007 - May 31, 2008	$102,416
June 1, 2008 - May 31, 2009	$105,184

          C.    Late Charge.    Tenant acknowledges that late payment by Tenant to Landlord of Monthly Installment of rent, Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any Monthly Installment of rent and those portions of Additional Rent consisting of Tenant's Prorata Share of Property Taxes, property insurance, and Common Area Charges shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

          D.    Additional Rent.    Tenant's Prorata Share of Property Taxes, property insurance premiums, Common Area Charges, late charges, costs and expenses which Tenant is required to pay hereunder to Landlord, together with all interest that may accrue thereon pursuant to this Lease in the event of Tenant's failure to pay such amounts ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent. Notwithstanding the fact that no Monthly Installment of rent is payable for the period from June 1, 2002 through November 30, 2002, Tenant shall pay all Additional Rent and other sums due hereunder from the Commencement Date.

          E.    Place of Payment.    Rent shall be payable in lawful money of the United States of America to Landlord at SL INVESTMENTS V, c/o RealProp Development Company, 1710 Zanker Road, Suite 100, San Jose, California 95112 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

          F.    Advance Payment.    Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Sixty-Seven Thousand Five Hundred Dollars ($67,500) to be applied to the Monthly Installment of rent first accruing under this Lease.

        5.    Security Deposit.

          A.    Basic Provisions.    Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord, at Tenant's election, either a company check in the amount of Two Hundred Sixty-Four Thousand Dollars ($264,000.00) or a letter of credit in the amount of Two Hundred Sixty-Four Thousand Dollars ($264,000.00) (the "Letter of Credit"). If applicable, the Letter of Credit shall be issued as provided in Paragraph 5.B. below. If Tenant elects to deliver the security deposit in the form of a check, Landlord shall retain such check without cashing the same until thirty (30) days after the execution of this Lease, after which time Landlord may cash such check and retain the same as a cash security deposit if Tenant has not delivered the Letter of Credit in substitution thereof by that time. If Tenant elects to deposit the security deposit in the form of a check, Tenant shall have the right to substitute the Letter of Credit for such check, or, if Landlord has cashed the check as provided above, for such cash at any time during the Lease Term, in which event Landlord shall promptly return the check or the cash security deposit, as applicable. The check or cash security deposit or Letter of Credit, as applicable, shall serve as a security deposit (the "Security Deposit") and shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant; and not as prepayment of any Monthly Installment of rent, Additional Rent or other sum due hereunder. If there occurs an Event of Default (as defined in Paragraph 15.A below), or if Tenant shall fail to surrender the Premises in the condition required pursuant to Paragraphs 13 and 34, below, or if Tenant shall fail to surrender the Premises upon the expiration of the Lease Term, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, cash the security deposit check (if Landlord has not already done so as provided above) and apply the cash security deposit or, if applicable, draw upon the Letter of Credit, which draw shall be subject to the provisions of C. below. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum, by delivering cash or an additional letter of credit identical to the Letter of Credit (except that the amount of the additional letter of credit shall be in the amount necessary to restore the Security Deposit to its original sum). Failure by Tenant to so remit funds or the additional letter of credit shall be an Event of Default by Tenant.

          B.    Form of Letter of Credit.    The Letter of Credit shall comply with the following:

    i.
    The Letter of Credit shall be issued by Bank of America (the "Issuer") as a irrevocable standby letter of credit and shall be generally consistent with the form attached hereto as Exhibit "D" (with appropriate modifications to render the same consistent with the requirements of this Paragraph 5);

    ii.
    The Letter of Credit shall, on its face, be for an initial term of one year and forty (40) days with an automatic extension for consecutive periods of one (1) year each through to the date which is forty (40) days following the termination of this Lease, unless the Issuer thereof sends notice (the "Non-Renewal Notice") to Landlord by certified mail not less than thirty (30) days prior to the then expiration date of the Letter of Credit;

    iii.
    If the Issuer provides a Non-Renewal Notice and Tenant fails to either deposit a replacement Letter of Credit or renew the expiring Letter of Credit at least ten (10) business days prior to the then expiration date of the Letter of Credit, then Landlord shall have the right to draw upon the expiring Letter of Credit for the entire amount (or any lesser amount if Landlord so desires) and to retain such proceeds as a cash security deposit which shall be held and may be applied as provided in Paragraph 5.A., above, until a Letter of Credit satisfying the requirements of this Paragraph 5.B. is received from

      Tenant. Upon Tenant satisfying such requirements, Landlord shall immediately return such proceeds to Tenant.

    iv.
    The Letter of Credit shall, on its face, state the following language as to what, in addition to a presentation of the original of the Letter of Credit, is required before the Issuer honors a draw request:

        "A written statement signed by an authorized representative of Beneficiary, stating that either:

        "The Undersigned hereby certifies that (1) he or she is a duly authorized representative of SL Investments V, LLC; (2) an Event of Default (as defined in Paragraph 15.A of that certain Lease dated May 30, 2002 (the "Lease") by and between Beneficiary and MIPS Technologies, Inc. ("Tenant") has occurred; (3) SL Investments V, LLC has given to Tenant any written notice of such Event of Default (a copy of such written notice is attached hereto) which is required in Paragraph 15 or elsewhere in the Lease and that such Event of Default has not been cured within the applicable cure period provided in Paragraph 15 or elsewhere in the Lease; (4) the Event of Default has not been cured as of this date of this draw request; (5) the requested amount of the draw is equal to the defaulted Monthly Installment(s) of rent and/or Additional Rent or other sums due under the Lease, together with late charges and interest as may be payable under the Lease [or in the alternative if the Event of Default is not a default in the payment of rent]; is equal to the actual direct damages which Beneficiary reasonably determines Landlord has incurred or will incur in connection the Event of Default." Or,

        "Beneficiary has received a Non-Renewal Notice and the Letter of Credit has not been renewed or replaced by the date which is ten (10) business days prior to the scheduled expiration of the Letter of Credit." Or,

        "Tenant failed to surrender possession of the leased premises in the condition required under the Lease; Tenant has failed to pay to Landlord Clean-Up and Repairs Costs (as defined in Paragraph 5.C. of the Lease) within five (5) days following written demand; and the requested draw is equal to the demanded amount of the Landlord Clean-up and Repair Costs." Or,

        "Tenant surrendered possession of the leased premises more than five (5) days after the expiration of the Lease Term" Or

        "Tenant surrendered possession of the leased premises five (5) or fewer days after the expiration of the Lease Term and has failed to pay the Holdover Rent (as defined in Paragraph 22 of the Lease) which is applicable to the number of days of Tenant's holdover for more than ten (10) days after Landlord's written demand. The requested amount of the draw is equal to the defaulted Holdover Rent, together with late charges and interest as may be payable under the Lease for such period."

          C.    Draw Amount Prior to Lease Expiration.    Landlord may only draw under the Letter of Credit (i), with respect to an Event of Default as provided in Paragraph 15 A.(1) below, the defaulted Monthly Installment(s) of rent and/or Additional Rent, together with late charges and interest as may be payable hereunder; (ii) as to any other monetary Event of Default, the defaulted amount and, where such amounts have been paid by Landlord, interest as provided in this Lease; (iii) as to any other Event of Default not addressed in this Paragraph 5.C., the actual direct damages which Landlord reasonably determines Landlord has incurred or will incur in connection therewith, and (iv) as to any failure to renew the Letter of Credit or comply with the provisions of this Lease regarding the condition of the Premises upon surrender of possession of the Premises, the entire amount of the Letter of Credit.

          D.    Draws Following Expiration; Return of Security Deposit.    The balance of the Security Deposit, or the Letter of Credit, as applicable, shall be returned to Tenant within forty (40) days after Lease expiration and surrender of the Premises by Tenant, subject to the following:

                i.  If Tenant has failed to surrender the Premises upon the expiration of the Lease Term for five (5) days or fewer days, Landlord shall to provide to Tenant a written demand for the Holdover Rent (as defined in Paragraph 22 below) which is applicable to the number of days of Tenant's holdover. If Tenant fails to pay the demanded amount within five (5) days of such notice, then Landlord shall be entitled to draw from the Letter of Credit the demanded amount, together with late charges and interest as may be payable to the holdover period.

              ii.  If Tenant failed to surrender the Premises upon the expiration of the Lease Term for more than five (5) days, then Landlord may draw upon the entire amount of the Letter of Credit (regardless of whether Tenant subsequently surrenders possession of the Premises). The proceeds of the Letter of Credit upon any such draw shall be applied towards the amount of the Holdover Rent (as defined in Paragraph 22 below) which is applicable to the number of days of Tenant's holdover. The balance of the Letter of Credit proceeds shall be held by Landlord pending its determination as to whether Tenant has surrendered the Premises in the condition required in Paragraphs 13 and 34 below (the "Required Condition"), which determination shall be made as specified in subsection ii. below. If Tenant fails to pay to Landlord the amount of any demanded Landlord Clean-up and Repair Costs (as defined in subsection iii. below) within the time provided below, then Landlord may apply Letter of Credit proceeds as well to such Landlord Clean-up and Repair Costs and any remaining balance of such proceeds shall be returned to Tenant no later than forty (40) days following Tenant's surrender of the Premises.

              iii.  Landlord shall have a period of twenty-five (25) days following Tenant's surrender of the Premises to (a) determine if the Premises are in the Required Condition; (b) to carry-out any required clean-up or repairs to place the Premises in the Required Condition; (c) where Landlord is not reasonably able to complete any such clean-up or repairs within such twenty-five (25) days, to determine the reasonable cost of completing such items (Landlord's actual or estimated, as the case may be, reasonable costs to place the Premises in the Required Condition are collectively referred to as the "Landlord Clean-up and Repair Costs"); and (d) to provide to Tenant a written demand, together with invoices or other supporting documentation, (collectively, a "Cost Demand") to pay the Landlord Clean-up and Repair Costs.

              iv.  If Landlord provides to Tenant a Cost Demand within the time required, but Tenant fails to pay the amount thereof to Landlord within five (5) days thereof, then Landlord may either draw from the Letter of Credit the demanded amount or, if Landlord has previously drawn on the Letter of Credit pursuant to a holdover by Tenant described in subsection ii above, the Landlord may apply such proceeds to the payment of the demanded amount in accordance with subsection ii above.

          Any draw by Landlord upon the Letter of Credit and any application of the proceeds thereof made in connection with any claim by Landlord that Tenant failed to surrender the Premises on the expiration of the Lease Term and/or to surrender the Premises in the Required Condition shall not waive or release any right on the part of Tenant to contest any such claim by Landlord or to object to the amount of Holdover Rent and/or Landlord Clean-up and Repair Costs charged by Landlord.

          E.    Cancellation.    In the event that Landlord's interest in the Building is foreclosed upon pursuant to a Security Instrument (as defined in Paragraph 21 below) and Landlord does not deliver the Letter of Credit to the Lender or other party taking title to the Building, then Tenant may instruct the Issuer to revoke the Letter of Credit, provided that Tenant issues to such Lender or other party taking title to the Building an identical letter of credit on the later to occur of the revocation of the Letter of Credit or ten (10) days following Tenant's receipt of written notice of the name of the Lender or other party taking title to the Building. Failure to deliver such substitute letter of credit to the Lender or other party taking title to the Building shall constitute an Event of Default hereunder.

        6.    Use of Premises.    Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, labs and testing, research and development, software development and engineering, sales and related lawful purposes in conformity with zoning requirements and CC&Rs, and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Parcel outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Without Landlord's prior consent, no materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

        7.    Taxes and Assessments.

          A.    Tenant's Property.    Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

          B.    Property Taxes.    Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before the later of the following dates: (1) ten (10) days prior to the delinquency date; or (2) twenty (20) days after receipt of billing. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be prorated to reflect the Commencement and termination dates of this Lease.

          As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the Agreed Square Footage of the Premises and the denominator of which is 300,608 square feet ("Parcel Square Footage") representing the number of square feet of floor space contained in all of the Buildings located on the Parcel. In this regard, Tenant's Pro Rata Share is eighteen and forty-one hundredths percent (18.41%). Tenant's Pro Rata Share shall only change if Landlord either disposes of one or more of the Buildings on the Parcel or constructs any additional Buildings on the Parcel. In no event shall Tenant's Pro Rata Share be changed by reason of any remeasurement of any of the Building or of any of the other existing buildings on the Parcel.

          For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term Environmental Surcharges shall not include any amounts payable in connection with any specific hazardous materials contamination or pollution in or around the Parcel. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

          C.    Other Taxes.    Tenant shall, as Additional Rent, pay or reimburse Landlord, upon demand, for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        8.    Insurance.

          A.    Indemnity.

            1.    Tenant's Indemnity.    Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, Tenant's and/or Tenant's Agents' negligence or willful misconduct within (a) the Premises, (b) the exterior of the Building, (c) the Common Areas and (d) the Parcel, and all areas appurtenant thereto.

    This Lease is made on the express understanding that Landlord shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause, which in any way may be connected with Tenant's operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents. Notwithstanding the foregoing, in no event shall Tenant be required to indemnify Landlord or any other party in connection with negligence, willful misconduct, or conduct in violation of this Lease on the part of Landlord, its employees, agents, contractors, subcontractors, and/or other tenants or occupants of any of the other Buildings on the Parcel. The provisions of this Paragraph 8.A.1 shall survive the expiration or termination of this Lease. The foregoing indemnity obligation of Tenant is conditioned upon (a) Landlord's notification to Tenant in writing promptly after Landlord becomes aware that such indemnity obligation may apply and (b) Landlord's reasonable cooperation with Tenant in defending and/or settling such claim. As to any indemnified matter, Landlord and Tenant shall jointly control the defense (at Tenant's cost), and all related settlement negotiations shall be subject to the reasonable approval of both Landlord and Tenant.

            2.    Landlord's Indemnity.    Landlord agrees to indemnify, protect and defend Tenant against and hold Tenant harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, Landlord's, and/or Landlord's Agents' gross negligence or willful misconduct within (a) the Premises, (b) the exterior of the Building, (c) the Common Areas, and/or (d) the Parcel, and all areas appurtenant thereto. This Lease is made on the express understanding that Tenant shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause, which in any way may be connected with Landlord's, and/or its Agents', acts, omissions, and activities within (a) the Premises, (b) the exterior of the Building, (c) the Common Areas, and/or (d) the Parcel, and all areas appurtenant thereto, including, without limitation, any liability for injury to the person or property of Landlord or its Agents. Notwithstanding the foregoing, in no event shall Landlord be required to indemnify Tenant in connection with any negligence, misconduct, or conduct in violation of this Lease on the part of Tenant, its employees, agents, contractors, or subcontractors and/or other tenants or occupants of any of the other Buildings on the Parcel. The provisions of this Paragraph 8.A.2 shall survive the expiration or termination of this Lease. The foregoing indemnity obligation of Landlord is conditioned upon (a) Tenant's notification to Landlord in writing promptly after Tenant becomes aware that such indemnity obligation may apply and (b) Tenant's reasonable cooperation with Landlord in defending and/or settling such claim. Landlord and Tenant shall jointly control the defense (at Landlord's cost), and all related settlement negotiations shall be subject to the reasonable approval of both Landlord and Tenant.

          B.    Liability Insurance.    Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of commercial general liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies maintaining an A- or higher rating in AM Bests. Tenant shall deliver to Landlord, prior to the Commencement Date, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in

  Subparagraph 8.A.1 above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

          Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge.

          C.    Property Insurance.    Landlord shall obtain and keep in force during the Lease Term a policy or policies of insurance covering loss or damage to the Premises and the Buildings and the Common Areas, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus, only if required by Landlord's lender, flood insurance and earthquake insurance, and any other coverages which Landlord's existing lender (or, during any Option Period, any lender) requires. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within twenty (20) days after receipt of billing, pay to Landlord as Additional Rent, Tenant's Pro Rata Share of such insurance procured and maintained by Landlord. Tenant acknowledges that such property insurance procured by Landlord shall contain a deductible and that, by reason thereof, a portion of any repair, restoration, or replacement costs incurred by Landlord in connection with any covered damages will not be compensated by such insurance. Tenant may only be charged with Tenant's Pro Rata Share of any repair, restoration, or replacement costs not reimbursed to Landlord by reason of a deductible if such repair, restoration, or replacement costs (a) would otherwise be properly charged to Tenant as a Common Area Charge pursuant to, and subject to the limitations set forth in, Paragraph 12 below and (b) are not otherwise prohibited from being charged to Tenant pursuant to any other provision of this Lease. In this regard, no amounts would be chargeable to Tenant if the underlying repair, restoration, or replacement costs would comprise a cost relative to the structural elements of the Building for which Tenant is not required to reimburse Landlord under Paragraph 10.A. In addition, and notwithstanding any other provision of this Lease to the contrary, if there is any damage or destruction pursuant to which either Landlord or Tenant may terminate this Lease pursuant to Paragraph 16 below, then in no event shall any portion of any costs to repair, restore, or replace such damage or destruction, whether or not all or any portion of such costs are covered by any property insurance in effect, be charged directly or indirectly to Tenant.

          D.    Tenant's Insurance; Release of Landlord.    Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C above will not insure any of Tenant's property and, therefore, that Tenant shall be responsible for insuring such property. Tenant hereby releases Landlord, and its partners, officers, agents, employees, and servants, from any and all claims, demands, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other personal property of Tenant in, about, or upon the Premises; provided, however, without voiding the waiver of subrogation provided for in Paragraph 8.E., below, in no event shall Landlord be released in connection with any gross negligence, misconduct, or conduct in violation of this Lease.

          E.    Mutual Waiver of Subrogation.    Tenant and Landlord hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.E. shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

        9.    Utilities.    Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of such costs to Landlord as provided in Paragraph 12 below.

        10.    Repairs and Maintenance.

          A.    Landlord's Repairs.

              (i)  Subject to the provisions of Paragraph 16, Landlord shall keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless, subject to the waiver of subrogation in Paragraph 8.E. above or any damage or destruction to which Paragraph 16 below applies, such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its Agents. Promptly after receipt of written notice from Tenant, Landlord shall use its best efforts to enforce any existing warranties available for any Building systems or components, including, without limitation, the warranty for the roof of the Building, and Tenant shall not be responsible for any costs that are covered or which, with Landlord's best efforts to enforce said warranties, would be covered by such warranties; provided, however, that if any warranty is rendered invalid due to the acts or omissions of Tenant, Tenant shall remain responsible for such costs as provided herein. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane). If, during the Lease Term, the HVAC unit serving the Premises requires replacement (as opposed to repair), Landlord shall replace the same and Tenant shall pay to Landlord, as Additional Rent, the entire cost of such replacement.

            (ii)  If Landlord fails to perform its obligations described in Paragraph 10.A.(i) within the period required hereunder, Tenant shall provide written notice of the need for any repair or required maintenance. Landlord shall thereafter complete such repair or maintenance within thirty (30) days of such notice, or, in the event of an emergency, within 72 (or shorter period if necessary to eliminate an imminent risk to health or safety) hours of such notice; provided, however, that if a longer period is required to complete such performance Landlord shall commence such performance within thirty (30) days or 72 (or shorter period if necessary to eliminate an imminent risk to health or safety) hours, as applicable, and thereafter diligently pursue the same to completion. If Landlord does not complete any repair or maintenance within the time set forth in the preceding sentence, Tenant may provide to Landlord additional written notice stating that Tenant intends to carry out the needed repair or maintenance. If Landlord fails to initiate work within ten (10) days of Tenant's second notice, or, in an emergency situation, Landlord fails to initiate work within 72 (or shorter period if necessary to eliminate an imminent risk to health or safety) hours of Tenant's second notice, then Tenant may proceed to carry out the repair or maintenance. The amount of Tenant's actual and reasonable out-of-pocket costs and expenses incurred in connection with such repair or maintenance shall be paid by Landlord to Tenant within ten (10) days following written demand (which demand shall be accompanied by support for such costs and expenses). If Landlord fails to pay within such ten (10) days, then the demanded amount shall commence to accrue interest as of the date of demand at the rate provided in Paragraph 33 below and Tenant may, as its sole remedy, initiate a legal action against Landlord to recover such costs and expenses, together with attorneys' fees and costs incurred in connection with such legal action; provided, however, that in no event shall Tenant have the right to terminate this Lease or to deduct from Monthly Installments of rent, Additional Rent or any other sum payable hereunder the costs incurred by Tenant in performing such obligation on behalf of Landlord or the amount of any judgement rendered in favor of Tenant.

          B.    Tenant's Repairs.    Except as expressly provided in Subparagraph 10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof and any other service required to maintain any applicable warranty issued by the manufacturer of such equipment, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Tenant shall have the benefit of any warranty available to Landlord for the HVAC equipment.

          Should Tenant fail to make repairs required of Tenant hereunder forthwith upon five (5) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

        Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraph 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Parcel. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of

Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Parcel. Nothing in this Paragraph 10 or elsewhere in this Lease shall be construed as a waiver by Tenant of any rights which it may have where Landlord's failure to maintain at all times those items which are the responsibility of the Landlord herein and/or Landlord's failure to assure Tenant's quiet enjoyment of the Premises results in Tenant's constructive eviction from the Premises; provided, however, that in no event shall Landlord be liable for injury to Tenant's business or any loss of income therefrom.

        11.    Common Area.    Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe for all tenants located on the Parcel, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as "Common Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area without any liability to Tenant. Notwithstanding the foregoing, Landlord shall not, without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, make any change to the Common Areas which (i) materially interferes with Tenant's access to and from the Premises, (ii) alters the main entry to the Premises or reduces the number of entries to the Premises, (iii) alters or reduces the street entries to the parking facilities on the Parcel, (iv) materially interferes with Tenant's use and enjoyment of the Premises, or (v) requires Tenant to alter its use of the Premises, to incur additional operating costs, or to incurs costs of alteration, retrofitting, or refixturing.

        Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, upon advance notice to Tenant, and all amendments shall be effective within thirty (30) days following delivery of a copy of them to Tenant. Tenant shall have the non-exclusive use of Tenant's Pro Rata Share of the parking spaces in the Common Area as designated from time to time by Landlord. Landlord shall not allow the parking areas of the Parcel to become over-subscribed or committed. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

        Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord Tenant's Pro Rata Share of such costs as provided, and subject to the limitations, in Paragraph 12 below.

        12.    Common Area Charges.    Tenant shall pay to Landlord, as Additional Rent, upon demand but not more often than once each calendar month, an amount equal to Tenant's Pro Rata Share of the Common Area Charges as defined in Subparagraph 8.B and Paragraphs 9, 10.A., 11, 13 and 36 of this Lease. Tenant acknowledges and agrees that the Common Area Charges for the Parcel shall include an additional five percent (5%) of the actual expenditures with respect to the Parcel in order to compensate Landlord for accounting, management and processing services. Notwithstanding any other provision of this Lease to the contrary, Common Area Charges, and any other costs or expenses for which Landlord may otherwise be entitled to receive any reimbursement or other payment from Tenant pursuant to this Lease, shall not include any of the following:

          (a)  any cost or expense incurred by Landlord or any other party in connection with the testing, remediation, or other action with respect to any hazardous materials located on or about the Building and/or Parcel or which are incurred in order for the Building and/or Parcel to comply with environmental laws (except as to any costs directly related to Tenant' own use of any hazardous materials);

          (b)  Any costs for which Landlord receives or is entitled to receive a refund or reimbursement, whether from insurance or otherwise;

          (c)  Any costs or expenses incurred by Landlord related to a specific tenant of any of the other buildings on the Parcel;

          (d)  Any costs or expenses incurred by Landlord by reason of the grossly negligent act or omission, or willful misconduct, of Landlord, its agents, employees, consultants, and/or contractors or any other tenant of the Parcel (where such costs or expenses can be attributed to a specific tenant of the Parcel);

          (e)  Any salaries, wages, bonuses, or benefits of employees of Landlord or of the entity which manages the Building and/or the Common Area (or costs of employees of Landlord or of such management entity obtained through any personnel services);

          (f)    Any costs or expenses incurred by Landlord by reason of Landlord's failure to comply with the terms of this Lease and with the terms of any other agreement to which Landlord may be bound;

          (g)  Any late charges or penalties imposed on Landlord in connection with any late payment of any Property Taxes or other assessments or impositions against the Building and/or the Parcel; and,

          (h)  Any cost or expense relating to the Common Areas and which under generally accepted accounting principals constitutes a capital cost or expenditure where such capital improvement is necessary to remedy non-compliance with any governmental law or regulation applicable to the Buildings or the Parcel if such non-compliance existed as of the Commencement Date of the Lease. Landlord may include in Common Operating Expense the amortized portion of the cost of any other capital improvements made to the Common Areas, Building (excluding any costs related to structural components that Landlord may not recover from Tenant under Paragraph 10.A.) or Parcel by Landlord, which aforesaid costs shall be only be payable by Tenant on an amortized basis together with interest at the rate available to Landlord for unsecured loans over the standard useful life of the improvements made.

        13.    Alterations.    Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof (collectively, "Alteration(s)"), without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority; provided, however, Tenant shall not be required to seek Landlord's prior approval for any nonstructural interior Alteration or series of Alterations which, together with the costs of all other Alterations (not requiring Landlord's consent) undertaken during the preceding 12-month period, does not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate. Tenant, in making such Alterations, shall comply with the other requirements of this Paragraph 13. Unless Tenant is required to remove any Alteration to the Premises, except movable furniture and trade fixtures, such Alterations shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all items consisting of Landlord's Work, and unless otherwise provided in Landlord's consent notice, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), drapery, and carpet installations (to the extent the foregoing are not included in Landlord's Work) regardless of how affixed to the Premises shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

        Upon the expiration or earlier termination of the Lease Term, Tenant shall not be required to remove or restore any of the items which comprise Landlord's Work and/or the Initial Improvements. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove any Alterations made by Tenant and shall repair any damage to Premises resulting from such removal, except as follows:

            (i)  As to any Alteration for which Landlord's consent is required, at the time Landlord is providing such consent, Landlord shall indicate whether such Alteration must be removed upon expiration or termination of the Lease. Landlord's failure to make such indication as part of its consent shall serve as Landlord's indication that the proposed Alteration does not have to be removed.

          (ii)  As to any Alteration for which Landlord's consent is not required, prior to making the Alteration, Tenant may request that Landlord indicate within ten (10) days of such request, whether such Alteration must be removed. Tenant will not be required to remove the subject Alteration upon the expiration or termination of the Lease if Landlord indicates that such Alteration is not required to be removed or if Landlord fails to indicate within the aforesaid ten (10) days that such Alteration must be removed. If Tenant fails to request that Landlord indicate whether such Alteration must be removed, Landlord may require the removal of such Alteration at the expiration of the Lease Term. If, during the Lease Term, any alteration, addition or change of any sort to all or any portion of the interior of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If during the Lease Term, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency as a result of any Alterations performed by Tenant within the Premises, Tenant shall promptly make the same at its sole cost and expense. If during the Lease Term, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency other than as provided in the preceding sentence, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and, subject to the limitations set forth in Paragraph 12 above, Tenant shall pay Tenant's Pro Rata Share of said cost to Landlord as provided in Paragraph 12 above.

        14.    Landlord's Work: Acceptance of the Premises.    Tenant acknowledges that neither Landlord nor Landlord's Agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business nor has Landlord or Landlord's Agents agreed to undertake any alterations, improvements or additions in, on, about or to the Premises except for Landlord's Work or as otherwise specifically provided in this Lease. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant. Landlord shall be obligated, at Landlord's sole cost and expense and without direct or indirect charge to Tenant, to promptly remedy any element of the Common Area, the Parcel, and the structural and exterior portions of the Building that are determined to not be in compliance with any Laws which are in effect on or before the Commencement Date; provided, however, that Landlord shall have no obligation to undertake any work required to remedy any such non-compliance unless directed to do so by a governmental entity having jurisdiction over the Parcel.

        15.    Default.

          A.    Events of Default.    A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

            (1)  Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant. If Landlord serves Tenant with a Notice to Pay or Quit pursuant to the applicable unlawful detainer statutes, such Notice to Pay or Quit shall also constitute the written notice required by this clause;

            (2)  The failure of Tenant to observe, perform or comply with any of the conditions or provisions of this Lease for a period, unless a different period is otherwise provided herein, of thirty (30) days after written notice, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary if within such thirty (30) days Tenant has commenced and is diligently pursuing such activities as are necessary to cure the default; provided, however, that the thirty (30)-day cure period shall not apply to Tenant's failure to surrender possession of the Premises at the expiration of the Lease Term or Tenant's failure to provide evidence of insurance;

            (3)  Tenant's failure to surrender possession of the Premises at the expiration of the Lease Term, including Tenant's failure to surrender possession of the Premises in the condition required by Paragraphs 13 and 34 of this Lease;

            (4)  Tenant's failure to provide evidence of the insurance required to be carried by Tenant hereunder within three (3) days after written notice of such failure is given to Tenant;

            (5)  Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or,

            (6)  Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 5 above.

          B.    Remedies.    Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

            (1)    Recovery of Rent.    Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

            (2)    Termination.    Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and, upon such surrender and vacation, or upon an eviction pursuant to a court issued writ of possession, Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

              (a)  maintenance and preservation of the Premises;

              (b)  efforts to solicit a relet the Premises;

              (c)  appointment of a receiver in order to protect Landlord's interest hereunder;

              (d)  consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

              (e)  any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

            (3)    Damages.    In the event this Lease is terminated pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

              (a)  the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

              (b)  the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

              (c)  the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

              (d)  any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) real estate broker's fees (but only to the extent of the then remaining term of this Lease), advertising costs and other expenses of reletting the Premises;

      (iii) expenses in retaking possession of the Premises and (iv) attorneys' fees and court costs.

              (e)  The "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph 15.B(3) is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 15.B(3) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 15 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

          C.    Default by Landlord.    Landlord shall be in default under this Lease if Landlord fails to perform the obligations required of Landlord hereunder within thirty (30) days after written notice by Tenant to Landlord (unless another cure period is provided in this Lease as to a particular default) and, in the event of an emergency, within 72 hours after Landlord's receipt of written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days or 72 hours (as applicable) are required to complete a cure (including any period required to obtain required permits, prepare plans and/or order parts and equipment necessary to perform such obligation), then Landlord shall not be in default if Landlord commences performance within such thirty (30) day (or 72 hour) period and thereafter diligently prosecutes the same to completion. Upon a default by Landlord, Tenant's sole remedies shall be (i) to initiate a legal action against Landlord to recover the costs incurred by Tenant in performing Landlord's obligation, or (ii) pursue any relief which may be specifically provided for in this Lease as to a particular default; provided, however, that in no event shall Tenant have the right to terminate this Lease or to deduct the costs incurred by Tenant in performing such obligation on behalf of Landlord from Monthly Installments of rent, Additional Rent or any other sum payable hereunder. The foregoing remedies shall be subject to any specific limitation of damages or waiver of specific codes section as may be set forth in this Lease.

        16.    Destruction.

          A.    Landlord's Duty to Restore.    If the Premises are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 16.B or by Tenant pursuant to Paragraph 16.C. All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Paragraph 8.C shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition (together with any building code or other legally required modifications or updates) in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises as they existed as of the date of Landlord's completion of the improvements described in the Work Letter (together with any building code or other legally required modifications or updates), excluding any trade fixtures and/or personal property and/or alterations constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all trade fixtures installed by Tenant and existing at the time of such damage or destruction.

          B.    Landlord's Right to Terminate.    Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

            (1)  The Premises are damaged by any peril either (i) covered by the type of insurance Landlord is required to carry pursuant to Paragraph 8.C or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost of the Building.

            (2)  The Premises are damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to Paragraph 8.C and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost of the Building; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant agrees in writing to pay the amount by which the restoration cost exceed five percent (5%) of the replacement cost of the Premises and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph.

            (3)  The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage.

            (4)  The Premises are damaged by any peril and, because of the Laws then in force, if restored, may not be used for the same use being made thereof before such damage.

          C.    Tenant's Right to Terminate.    If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 16.B, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

            (1)  The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days following the damage or destruction.

            (2)  The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage.

          D.    Abatement of Rent.    In the event of damage to the Premises, the Monthly Installment of rent and Additional Rent shall be abated from the date of the damage through the substantial completion of the restoration or, in the event this Lease is terminated, through the date of such termination. Any abatement shall be in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

        17.    Condemnation.

          A.    Definition of Terms.    For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Premises be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

          B.    Rights.    The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

          C.    Total Taking.    In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

          D.    Partial Taking.    In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

        18.    Mechanics' Lien.    Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

        19.    Inspection of the Premises.    Upon not less than 24 hours notice to Tenant (except in the event of any emergency), Landlord and its Agents may enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For

Sale" signs. Any all entries by Landlord shall be with the accompaniment of a Tenant employee and shall be subject to Landlord's compliance with Tenant's security procedures. Upon making any entry to the Premises and in carrying-out any work to the Premises, Landlord will use its best efforts to minimize any disruption to Tenant's operations.

        20.    Compliance with Laws.    Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

        21.    Subordination.    The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

          A.    Priority.    This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

          B.    Subsequent Security Instruments.    At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date provided that the Lender holding such Security Instrument agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease beyond any applicable notice and cure. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

          C.    Documents.    Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any Monthly Installment of rent or Additional Rent paid more than one (1) month in advance of its date due under this Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender or Tenant has otherwise cancelled the Letter of Credit, or (vi) bound by any agreement or modification of the Lease made during the term of the loan and without the prior written consent of Lender. Tenant's failure to execute any such document or instrument with ten (10) days after written demand therefor shall constitute an Event of Default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any existing or future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the Security Instrument in question, such Lender shall agree in writing to recognize and not disturb (a "Non-disturbance") the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease beyond any applicable notice and cure period.

          D.    Tenant's Attornment.    Provided that Lender will provide a written Non-Disturbance, Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

          E.    Lender.    As used in this Lease, the term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

        22.    Holding Over.    This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable. The increased monthly rent provided for herein, together with Tenant's Pro Rata Share of Property Taxes, property insurance premiums, Common Area Charges and late fees is referred to as "Holdover Rent". In addition, if the Premises are not surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims made by any succeeding tenant and any costs incurred in defending any action brought by any succeeding tenant, as a result of Tenant's delay in surrendering the Premises; provided, however, that if such failure to surrender continues for fewer than ninety (90) days after the last day of the Term, Tenant's indemnification with respect to such claims by succeeding tenants shall be limited to the costs incurred by Landlord in defending the action brought by the succeeding tenant.

        23.    Notices.    Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23. At the date of execution of this Lease, the address of Landlord is:

    SL INVESTMENTS V, LLC
    c/o RealProp Development Company
    1710 Zanker Road, Suite 100
    San Jose, CA 95112
    Attn: Barbara Altomare

and the address of Tenant is:

    MIPS Technologies, Inc.
    1225 Charleston Road
    Mountain View, CA 94043
    Attn: Facilities Manager

        With copy to:

    MIPS Technologies, Inc.
    1225 Charleston Road
    Mountain View, CA 94043
    Attn: General Counsel

After the Commencement Date, the address of Tenant shall be at the Premises.

        24.    Attorneys' Fees.    In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

        25.    Assignment and Subletting.

          A.    Landlord's Consent Required.    Tenant's interest in this Lease is not assignable, by operation of law or otherwise, and Tenant shall not have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph 25.B below. Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any assignment, subletting, transfer or use if a material, non-monetary Event of Default exists at the time Tenant requests Landlord's consent. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute an Event of Default as provided in Paragraph 15 above.

          Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease.

          B.    Transferee Information Required.    Tenant shall pay all costs (including attorneys' fees)(which costs and attorney fees shall not exceed $1000) incurred by Landlord in connection with Landlord's consideration of Tenant's request for consent to any Transfer, if such consent is granted. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least ten (10) business days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee; in the case of any assignment, a financial statement of any proposed assignee; the nature of the proposed transferee's business to be carried on in the Premises; and, in the case of an assignment, the payment to be made or other consideration to be given to Tenant on account of such assignment. Landlord shall not be required to consider Tenant's Transfer request until all such information has been received by Landlord. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as follows:

          Tenant agrees to pay to Landlord, as Additional Rent fifty percent (50%) of any and all rents or other consideration (including key money) ("Excess Rent") received by Tenant from the transferee by reason of such Transfer in excess of the sum of (i) the total of rent payable by Tenant to Landlord under this Lease and (ii) the cost of any alterations or improvements, brokerage commissions, attorneys' fees (which attorney fees shall not exceed $1000) and advertising expenses incurred by Tenant in connection with the Transfer. Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer.

          C.    Without Landlord's written consent and notwithstanding anything to the contrary contained in this Lease, Tenant may make Permitted Transfers. Landlord's right to a portion of Excess Rent, as provide above, shall not apply to any Permitted Transfers. "Permitted Transfers" shall mean:

              (i)  an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant, or to an entity or which results from a merger with Tenant, or which has purchased Tenant or substantially all of Tenant's assets (any such entity, an "Affiliate");

            (ii)  a transfer of substantially all of the shares in Tenant in connection with any sale, assignment, merger or other reorganization, whether by operation of law or otherwise,

            (iii)  a transfer of substantially all of the assets of Tenant,

            (iv)  any transfer of substantially all of the shares, control, and/or assets of Tenant to any subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with Tenant;

            (v)  provided that Tenant remains in possession and control of the Premises, any Business Agreements (defined below); and,

            (vi)  provided that Tenant remains in possession and control of the Premises, any subleases of portions of the Premises which, in the aggregate with all other subleases, are less than fifty percent (50%) of the Agreed Square Footage of the Premises. Notwithstanding the foregoing, in the event that all subleases taken together exceed fifty percent (50%) of the Agreed Square Footage of the Premises, Excess Rent shall be calculated based on all such subleases.

          The term "Business Agreement(s)" shall mean any license, sublease, co-location agreement (defined below), or other arrangement which permits the use or occupancy of portions of the Premises by any of Tenant's subsidiaries, divisions, customers, partners, and/or contractors and subcontractors and/or their equipment and personnel; provided, however, that Tenant shall not be permitted to enter into any agreement which would grant occupancy rights outside of the Premises, including on the roof of the Building.

        26.    Successors.    The covenants and agreements contained in this Lease shall inure to the benefit of and be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

        27.    Intentionally Left Blank.

        28.    Landlord Loan or Sale.    Within ten (10) days following request by Landlord (provided that Landlord shall not make such request more that five (5) times during the original Lease Term), Tenant agrees to execute and deliver to Landlord an estoppel certificate presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that the Lease as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (2) acknowledging that there are not any uncured defaults on the part of Landlord hereunder (or specifying such defaults, if any, that are claimed), and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days following Landlord's request shall be an Event of Default under this Lease.

        29.    Surrender of Lease Not Merger.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

        30.    Waiver.    The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

        31.    General.

          A.    Captions.    The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

          B.    Definition of Landlord.    The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease which are specifically assumed in writing by Landlord's transferee, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, and any cash portion of the Security Deposit being held by Landlord and/or the Letter of Credit shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

          C.    Time of Essence.    Time is of the essence for the performance of each term, covenant and condition of this Lease.

          D.    Severability.    In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          E.    Joint and Several Liability.    If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

          F.    Law.    As used in this Lease, the term "Law", "Laws", "law" or "laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

          G.    Agent.    As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

          H.    Premises Area.    Landlord and Tenant agree that each has had an opportunity to determine to its satisfaction the actual area of the Premises and the Building. All measurements of area contained in this Lease are conclusively agreed to be correct and binding on the parties, even if a subsequent measurement of one of these areas determines that it is more or less than the area reflected in this Lease. Any such subsequent determination that the area is more or less than the area shown in this Lease shall not result in a change in any of the computations of rent, Tenant's Pro Rata Share, improvement allowances (if any), or any other matters described in this Lease where area is a factor.

        32.    Signs.    Tenant shall have the right to design, manufacture and install new Tenant signage on one exterior monument sign and one exterior directional sign on the Parcel. The design and size of the monument sign shall be subject to Landlord's approval and shall be consistent with existing monument signage on the Parcel. Landlord shall reimburse Tenant for the cost of the design, manufacture and installation of such signage in an amount not-to-exceed $15,000.00. Such reimbursement shall be made within ten (10) days after Landlord's receipt from Tenant of paid invoices for such signage. Tenant shall not place or permit to be placed any other sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord. Tenant, upon written notice by Landlord, shall immediately remove any other sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such other sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as Additional Rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has separately placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

        33.    Interest on Past Due Obligations.    Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from the date which is thirty (30) days following said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

        34.    Surrender of the Premises.    On the last day of the Term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the date of Landlord's completion of the improvements described in the Work Letter, ordinary wear and tear excepted, with all painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove any Alterations required to be removed pursuant to the terms of Paragraph 13 and all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims made by any succeeding tenant and any costs incurred in defending any action brought by any succeeding tenant, as a result of Tenant's delay in so surrendering the Premises; provided, however, that if such failure to surrender continues for fewer than ninety (90) days after the last day of the Term, Tenant's indemnification with respect to such claims by succeeding tenants shall be limited to the costs incurred by Landlord in defending the action brought by the succeeding tenant.

        35.    Authority.    The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively, that all required corporate or organizational approvals required to enter into this Lease have been duly obtained, and that this Lease, once executed, shall be binding on the party on whose behalf such parties have executed this Lease.

        36.    CC&Rs.    This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now affecting the Premises and any amendment thereof (the "CC&Rs"), including, but not limited to, the following:

        Those Covenants, Conditions and Restrictions for the SHORELINE BUSINESS PARK regarding Architectural Control, Development and Use executed by New England Mutual Life Insurance Company and recorded on June 1, 1979, in Book E535 at page 233, Santa Clara County records.

        Subject to the limitations set forth in Paragraph 12 above, all assessments and charges which are imposed, levied or assessed against the Parcel and Buildings pursuant to the above-described covenants, conditions and restrictions shall be a Common Area Charge and Tenant shall pay its share of such assessments and charges to Landlord as provided in Paragraph 12 above.

        37.    Brokers.    Landlord shall pay a commission to Cornish & Carey in connection with this Lease in accordance with the terms of a separate listing agreement between Landlord and Cornish & Carey. Tenant represents and warrants to Landlord that it has not dealt with any broker respecting this transaction (other than Cornish & Carey) and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker (other than Cornish & Carey) claiming through Tenant or with which/whom Tenant has dealt.

        38.    Limitation on Landlord's Liability.    Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

          A.    Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Building and Parcel, and in any rent, insurance proceeds, and other revenues and income which Landlord is entitled to receive in connection with its ownership of the Building, the Parcel, and other buildings on the Parcel;

          B.    No partner, member or shareholder of Landlord shall be sued or named in a party in a suit or action (except as may be necessary to secure jurisdiction of Landlord);

          C.    No service of process shall be made against any partner, member or shareholder of Landlord (except as may be necessary to secure jurisdiction of Landlord);

          D.    No partner, member or shareholder of Landlord shall be required to answer or otherwise plead to any service of process;

          E.    No individual judgment will be taken against any partner, member or shareholder of Landlord;

          F.    Any judgment taken against any partner, member or shareholder of Landlord may be vacated and set aside at any time nunc pro tunc;

          G.    No writ of execution will ever be levied against the assets of any partner, member or shareholder of Landlord;

          H.    The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner, member or shareholder of Landlord.

        The foregoing limitations in this Section 38 shall not apply to Tenant's right to recover from the Landlord the Security Deposit, including, the Letter of Credit and any amounts drawn under the Letter of Credit not otherwise applied in connection with any Event of Default.

        39.    Hazardous Material.

          A.    Definitions.    As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

          B.    Permitted Use.    Subject to the compliance by Tenant with the provisions of Subparagraphs C, D, E, F, G, H, and I below, Tenant shall be permitted to use and store on the Premises only those Hazardous Materials (including cleaning substances) commonly used in office functions, provided that such Materials shall only be in quantities reasonably required for normal office functions.

          C.    Use Restriction.    Except as specifically allowed in Subparagraph B above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, Building or Parcel, or any other land or improvements in the vicinity of the Premises, Building or Parcel without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises, Building or Parcel caused or permitted by Tenant or its Agents results in contamination of the Premises, Building or Parcel or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Building or Parcel, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, Building, Parcel and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. If Tenant requests and receives Landlord's consent to use Hazardous Materials on the Premises, Building or Parcel and thereafter there is a release, discharge or disposal of or contamination of the Premises, Building or Parcel by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Building or Parcel, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents; provided, however that such burden of proof shall not apply to Hazardous Materials (including cleaning substances) commonly used in office functions.

          D.    Indemnity.    Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises, Building, Parcel and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises, Building or Parcel as a consequence of the disposal of any Hazardous Material on the Premises, Building or Parcel by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises, Building or Parcel. The foregoing indemnity obligation of Tenant is conditioned upon Landlord's reasonable cooperation with Tenant in defending and/or settling such claim. As to any indemnified matter, Landlord shall have sole control of the defense and all related settlement negotiations.

          Landlord shall defend, protect, hold harmless and indemnify Tenant with respect to all actions, claims, losses, fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Landlord or its Agents or other tenants of the Parcel in, on, under, over, through or about the Premises, Building, Parcel and/or the surrounding real property. The foregoing indemnity obligation of Landlord is conditioned upon Tenant's reasonable cooperation with Landlord's in defending and/or settling such claim. As to any indemnified matter, Tenant shall have sole control of the defense and all related settlement negotiations.

          E.    Compliance.    Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

          F.    Assignment and Subletting.    It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material materially different from those used by Tenant; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

          G.    Surrender.    Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises, Building and Parcel that Tenant or its Agents introduced to the Premises, Building and/or Parcel. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

          H.    Right to Appoint Consultant.    Upon prior written notice to Tenant, Landlord shall have the right to appoint, at Landlord's sole cost and expense, a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. Landlord shall provide to Tenant copies of all reports, findings, and other materials which are generated in connection with such investigations, If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the actual and reasonable cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

          I.    Holding Over.    If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including a reduction of the fair market and/or rental value of the Premises.

          J.    Provisions Survive Termination.    The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

          K.    Controlling Provisions.    The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

        40.    Option to Extend.

          A.    Option Period.    Provided (1) that no Event of Default then exists hereunder, either at the time of exercise or at the time the extended Lease Term commences, or at the time the extended Lease Term commences, or (2) that no non-monetary Event of Default has occurred more than three (3) times during the Lease Term, or (3) that Tenant occupies fifty percent (50%) or more of the area of the Premises at the time of exercise and at the time the extended Lease Term commences, Tenant shall have the option to extend the Lease Term for One (1) additional period of five (5) years (the "Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the initial Monthly Installments of rent due hereunder shall be ninety-five percent (95%) of the then fair market rental value of the Premises, determined pursuant to Paragraph 40.B. Tenant shall exercise the option by giving Landlord written notice ("Option Notice") at least two hundred seventy (270) days prior to the expiration of the Lease Term.

          B.    Option Period Monthly Installments.    The Monthly Installments of rent for the Option Period shall be determined as follows:

              (i)  The parties shall have fifteen (15) days after Landlord receives the Option Notice within which to agree on the Monthly Installments of rent for the Option Period. If the parties agree on the Monthly Installments of rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the Monthly Installments of rent for the Option Period. If the parties are unable to agree on the Monthly Installments of rent within fifteen (15) days, then, the initial Monthly Installments of rent for the Option Period shall be ninety-five percent (95%) of the then current fair market rental value of the Premises as determined in accordance with Paragraph 38.B.(iii). The Monthly Installments of rent payable during the Option Period shall be subject to annual increases during the Option Period as are customary at the time the option s exercised.

            (ii)  The then fair market rental value of the Premises shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Mountain View, California.

            (iii)  Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 38.B. (i), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and determine the fair market rental value of the Premises. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to determine the fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

        Upon appointment of the third appraiser, such third appraiser shall select which of the fair market rental values given by the prior two appraisers is closest to the actual fair market rental value for the Premises. Such determination by the third appraiser shall be binding and conclusive upon the parties and ninety-five percent (95%) of such amount shall be the Monthly Installment of rent for the Premises as of the first day of the Option Term After the Monthly Installments of rent has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Monthly Installments of rent for the Option Period.

        41.    Covenant of Quiet Enjoyment.    Landlord covenants that Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference or interruption by any party, by any cause within Landlord's reasonable control, or by reason of Landlord's failure to perform its obligations under the terms of this Lease.

        42.    Limitation of Lost Profits and Consequential Damages.    Notwithstanding any provision of this Lease, but except as expressly provided for in this Lease, in no event shall Landlord or Tenant incur any liability to the other for lost operating or business profits or other consequential damages resulting from either party's breach of this Lease, it being the intention of the parties that the remedies expressly provided for in this Lease shall be adequate to compensate Landlord and Tenant, as applicable, for any damages resulting therefrom.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

TENANT:
MIPS Technologies, Inc., a Delaware corporation

DATED:	By:
Name:
Title:

LANDLORD:
SHORELINE INVESTMENTS V, a Delaware limited liability company

DATED:	By:
Name:
Title:

DATED:	By:
Name:
Title:

EXHIBIT "A"

Site Plan
(showing Premises as cross-hatched)

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EXHIBIT "B"

Legal Description of Parcel

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EXHIBIT "C"

Work Letter

        This Work Letter (the "Agreement") is hereby made a part of that certain Lease Agreement (the "Lease") dated as of                        , 2002 and made and entered into by and between SL Investments V, LLC, a Delaware limited liability company ("Landlord"), and MIPS Technologies, Inc., a Delaware corporation ("Tenant"). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings as are ascribed thereto in the Lease or in the exhibits attached thereto. Landlord and Tenant hereby agree as follows with respect to the construction of initial improvements in the Premises by Landlord for the benefit of Tenant:

        1.    CONSTRUCTION DRAWINGS FOR THE INITIAL IMPROVEMENTS.

          1.1    Approved Final Plan.    All work required to be performed by Landlord or Landlord's contractor pursuant to this Agreement is hereinafter referred to as the "Landlord's Work". Landlord shall construct, or cause to be constructed, improvements in the Premises (the "Initial Improvements") in accordance with (1) the final construction drawings or plan(s) (the "Approved Final Plan") attached hereto as Attachment No. 1 and made a part hereof, and (2) the scope of work attached hereto as Attachment No. 2 and made a part hereof. Except for the replacement of the Building elevator, the Initial Improvements shall be substantially completed within six (6) months after Landlord's receipt of building permits required for the construction of the Initial Improvements (the "Outside Completion Date"), subject to any Force Majeure Delays and/or Tenant Delays. Upon the Commencement Date and Landlord's receipt of any information required from Tenant to complete the building permit applications, Landlord will diligently pursue the issuance of the aforesaid building permits. The replacement of the Building elevator shall be completed on or before sixty (60) days following the Outside Completion Date.

          1.2    Changes.    Tenant may request changes or modifications to the Approved Final Plan (a "Tenant Change"), which Tenant Change shall be subject to the prior written consent of Landlord and which consent may be withheld in Landlord's sole discretion if such Tenant Change would directly or indirectly delay the substantial completion of construction of the Initial Improvements, or increase the overall cost of designing or constructing the Initial Improvements. The term Tenant Change shall not include any Required Change. "Required Change" shall mean any change or modification to the work set forth in the Approved Final Plan and/or to the Scope of Work in Attachment No. 2 hereto which is required (a) by reason of any errors in the Approved Final Plan, (b) as a condition to the issuance of any building, occupancy, or inspection permits with respect to any portion of the Initial Improvements, (c) in order to comply with any building codes or other applicable Laws (as defined in Paragraph 31. F. of the Lease), (d) to correct any error or omission in construction or installation on the part of the contractor or any subcontractor not retained by Tenant, and/or (e) in order to substitute any material, equipment, or other item specified in the Approved Final Plan and/or scope of work because of unavailability (including tenant finishes if specified in the Approved Final Plan and/or the Scope of Work attached hereto as Attachment No. 2) or as is necessary to comply with any Laws.

        2.    COST OF IMPROVEMENTS; BUDGETED COSTS.    Landlord shall bear all costs (collectively, the "Improvement Cost(s)") of constructing the Initial Improvements, including, without limitation, design costs, permitting, inspection, and other governmental costs and impositions, the amount required to be paid to the general contractor selected by Landlord to construct the Initial Improvement as set forth in such general contractor's approved bid and any other actual costs and charges for material and labor, contractor's profit and general overhead incurred by Landlord for the Initial Improvements, excluding, however, the following costs which shall be paid by Tenant as provided in Section 3.1 of this Work Letter: (1) the cost of any Tenant Changes, (2) Seventy-six Thousand Seven Hundred Sixty ($76,760), which sum represents the anticipated cost to be incurred by Landlord in connection with the

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items described on Attachment No. 3 to this Work Letter ("Tenant's Initial Improvement Contribution"), (3) any costs resulting from Tenant Delays, and (4) any costs in excess of Two Hundred Fifty Thousand Dollars ($250,000) incurred by Landlord in connection with the painting and carpeting of the Premises and the design and build-out of the Lobby (including general contractor's prorated overhead charges) (the "Excess, Paint, Carpet and Lobby Costs"). In the event that the costs incurred by Landlord in connection with the painting and carpeting of the Premises and the design and build-out of the Lobby are less than Two Hundred Fifty Thousand Dollars ($250,000), Landlord shall pay the remaining sum to Tenant to be applied by Tenant to the cost of the design, construction and installation of Tenant's lobby signage.

        3.    ACCEPTANCE OF PREMISES.

          3.1    Substantial Completion.    For purposes of the Lease and this Agreement, the Initial Improvements shall be deemed substantially completed upon the completion of the Initial Improvements materially in accordance with the Approved Final Plans, with the exception of (i) any punch list items which do not prevent Tenant from using the Premises in any material manner for its permitted use(s), (ii) such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do, (iii) tenant fixtures, work-stations, built-in furniture or equipment to be installed by Tenant or under the supervision of Landlord's general contractors, (iv) the replacement of the elevator as shown on the Approved Final Plans, and (v) the installation of Tenant's lobby signage, which lobby signage shall be performed by Tenant. Tenant acknowledges that any delay in the completion of the items described in clauses (i)-(v), above, shall not extend the No-rent Period. Within ten (10) days following substantial completion of the Initial Improvements and Tenant's receipt of an itemized payment demand from Landlord, Tenant shall pay to Landlord Tenant's Initial Improvement Contribution, the Excess, Paint, Carpet and Lobby Costs and any costs resulting from any Tenant Change.

          3.2    Review of Premises.    Tenant shall have fourteen (14) days following the date Landlord certifies to Tenant in writing that the Initial Improvements are substantially complete to inspect the same and to identify in writing any portion of the Initial Improvements still to be completed by Landlord (the "Punch List"). To the extent Landlord reasonably agrees with the items on the Punch List, Landlord shall cause such Punch List items to be diligently completed, but in no event later than thirty (30) days following substantial completion; provided, however, that if more than thirty (30) days are required to complete such Punch List items (including such time as is necessary to obtain materials related thereto), Landlord shall commence to complete such Punch List items as soon as reasonably practical and thereafter diligently pursue the same to completion. If Tenant has not delivered the Punch List to Landlord within such fourteen (14) day period, Tenant shall be deemed to have accepted the Premises and the Initial Improvements as delivered by Landlord and Landlord shall have no further responsibility for the same except as to the enforcement of the warranties described in Section 4 below.

        4.    CONTRACTORS.    Except as otherwise herein provided or as may be otherwise approved by Landlord, all construction of the Initial Improvements shall be performed by Landlord's contractors. Promptly after receipt of written notice from Tenant, Landlord shall use its best efforts to enforce any existing warranties available for any of the Initial Improvements, and Tenant shall not be responsible for any costs that are covered or which, with Landlord's best efforts to enforce said warranties, would be covered by such warranties; provided, however, that if any warranty is rendered invalid due to the acts or omissions of Tenant or Tenant's Agents, Tenant shall be responsible for such costs.

        5.    EXTRA WORK.

        Except as expressly approved in writing by Landlord and except as necessary to complete any Required Change, Landlord shall not be required to perform any additional or nonstandard work over

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and above that which is described in the Final Approved Plan or as described on Attachment No. 2 to this Agreement, nor shall Landlord be required to revise the Final Approved Plan or any portion of the Initial Improvements which have been constructed (all such additional, nonstandard, or revised work is hereinafter collectively referred to herein as "Extra Work"). Tenant acknowledges that any delays in the completion of the Initial Improvements caused by the review of any request for, as well as any approval and/or performance of, a Tenant Change shall constitute a Tenant Delay as described in Paragraph 6.2 below, regardless of whether or not the Tenant Change is actually performed.

        6.    DELAYS.

          6.1    Force Majeure Delays.    The term "Force Majeure Delay" shall mean any delay in the completion of the Initial Improvements which is attributable to any: (1) delay or failure to perform attributable to any strike, lockout, or other labor or industrial disturbance, civil disturbance, judicial order, governmental rule or regulation, act of public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials or supplies; (2) delay in completing the construction of the Initial Improvements despite Landlord's diligent efforts to complete same, because of changes in any Laws subsequent to the execution date hereof or changes in the interpretation of any such Law by the applicable building department; (3) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of Landlord and (4) delays attributable to Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Initial Improvements. Notwithstanding any provisions of Paragraph 2 of the Lease to the contrary, any prevention, delay, or stoppage due to any Force Majeure Delay shall extend the Outside Completion Date, and shall excuse Landlord's performance hereunder for a period of time equal to any such prevention, delay, or stoppage, and Tenant shall have no right to terminate this Lease as a result thereof, nor shall the No-rent Period be extended as a result of any delay in substantial completion of the Initial Improvements as a result thereof.

          6.2    Tenant Delays.    The term "Tenant Delay" shall mean, with respect to the completion of the Initial Improvements, delay which is attributable to any: (1) delay in the giving of authorizations or approvals by Tenant within three (3) days following a written request which is faxed or personally delivered to Tenant's facilities manager, including, without limitation, the approval or selection of alternate like-quality, like-price finishes or components identified by Landlord as being readily available when materials, components, finishes or improvements shown on the Approved Final Plan or Scope of Work attached hereto as Attachment No. 2 are not available in a commercially reasonable time given the anticipated date of substantial completion of the Initial Improvements; (2) delay attributable to the negligent or willfully wrongful acts or failures to act, of Tenant, its agents, or contractors, (3) delay attributable to the interference of Tenant, its agents, or contractors with the completion of Landlord's Work, including delays due to Tenant's failure within three (3) days following a written request which is faxed or personally delivered to Tenant's facilities manager to make any portion of the Premises available for construction of the Initial Improvements, including without limitation, Tenant's failure to remove, equipment, furniture and employees from such area; (4) any extension of time required to complete the Initial Improvements because of changes to the Approved Final Plan or the Initial Improvements requested by Tenant, including any delays caused by requests for a Tenant Change; (5) delay attributable to Tenant's requirement for materials, components, finishes or improvements identified after the execution of the Lease which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Initial Improvements; (6) there is an Event of Default on the part of Tenant; or (7) any other event which is expressly identified as a Tenant Delay under this Agreement or in the Lease; provided, however, that the events described in (2) and (3) shall only comprise a Tenant Delay if the completion of the Initial Improvements is

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  actually delayed thereby and Landlord has provided to Tenant written notice that such act or omission may delay the progress of construction, which notice is provided by Landlord within five (5) days following the date Landlord is informed that Tenant's negligence, misconduct or interference will cause a delay.

        7.    TENANT'S APPROVAL OF APPROVED FINAL PLAN.    Tenant acknowledges that it or its contractor or consultant has inspected the Approved Final Plan and the work described in Attachment No. 2 and Tenant is fully satisfied that the Initial Improvements will satisfy Tenant's purpose if such Initial Improvements are constructed in substantial accordance with such Approved Final Plan and the work described in Attachment No. 2. If the Initial Improvements in fact meet all of the requirements of "substantial completion" (as set forth above), Tenant covenants that Tenant will not pursue any action against Landlord, Landlord's general contractor or Landlord's architect if the Initial Improvements made in accordance with such Approved Final Plan and the work described in Attachment No. 2 fail to meet Tenant's purpose. Landlord makes no warranty, express or implied, of fitness for purpose or merchantability, of any equipment or fixtures included in the Premises. Tenant acknowledges that Tenant shall rely upon the manufacturer of such equipment or fixtures for any warranty with respect thereto. Any prevention, delay, or stoppage due to a Tenant Delay shall extend the Outside Completion Date, and shall excuse Landlord's performance hereunder for a period of time equal to any such prevention, delay, or stoppage, and Tenant shall have no right to terminate this Lease as a result thereof, nor shall the No-rent Period be extended as a result of any delay in substantial completion of the Initial Improvements as a result thereof.

        IN WITNESS WHEREOF, the parties have executed this Work Letter this            day of                        2002.

LANDLORD:	TENANT:
SL Investments V, LLC a Delaware limited liability company	MIPS Technologies, Inc., a Delaware corporation
By:	By:

Its: Member	Name:

Title:

By:	By:

Name:

Title:

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EXHIBIT "D"

Letter of Credit

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TABLE OF CONTENTS
LEASE AGREEMENT
EXHIBIT "A"
EXHIBIT "B"
EXHIBIT "C"
EXHIBIT "D"